Exhibit 21


                              SOFTNET SYSTEMS, INC.

                     LIST OF SUBSIDIARIES OF THE REGISTRANT
                            As of September 30, 1996



                       Communicate Direct, Inc. (Illinois)

                       MediaCity World, Inc. (Deleware)

                      Kansas Communications, Inc. (Kansas)

                 Micrographic Technology Corporation (Delaware)





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